                                                                    EXHIBIT 4(c)

                              Amended and Restated
                   Trust Agreement for HECO Capital Trust II


                                     among


                        HAWAIIAN ELECTRIC COMPANY, INC.
                                 (as Depositor)


                              THE BANK OF NEW YORK
                             (as Property Trustee)


                        THE BANK OF NEW YORK (DELAWARE)
                             (as Delaware Trustee)


                                      and


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                                      and


                     THE SEVERAL HOLDERS AS DEFINED HEREIN


                                  Dated as of
                               December 1, 1998

                             HECO Capital Trust II

             Certain Sections of this Trust Agreement relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939


Trust Indenture                   Trust Agreement
  Act Section                          Section
------------------                ------------------

(S) 310(a)(1)                     7.07
       (a)(2)                     7.07
       (a)(3)                     7.09
       (a)(4)                     2.07(a)(ii)
       (b)                        7.08
(S) 311(a)                        7.13
       (b)                        7.13
(S) 312(a)                        5.07
       (b)                        5.07
       (c)                        5.07
(S) 313(a)                        7.14
       (b)                        7.14
       (c)                        7.14
       (d)                        7.14
(S) 314(a)                        7.15
       (b)                        Not Applicable
       (c)(1)                     7.16, 7.17
       (c)(2)                     7.16, 7.17
       (c)(3)                     Not Applicable
       (d)                        Not Applicable
       (e)                        7.17
(S) 315(a)                        7.01(a), 7.03(a)
       (b)                        7.02, 10.08
       (c)                        7.01(a)
       (d)                        7.01, 7.03
       (e)                        Not Applicable
(S) 316(a)                        Not Applicable
       (a)(1)(A)                  Not Applicable
       (a)(1)(B)                  Not Applicable
       (a)(2)                     Not Applicable
       (b)                        Not Applicable
       (c)                        Not Applicable
(S) 317(a)(1)                     Not Applicable
       (a)(2)                     Not Applicable
       (b)                        5.09
[B(S) 318(a)                      10.10

__________________
     Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

     AMENDED AND RESTATED TRUST AGREEMENT of HECO Capital Trust I (the "Trust"), dated as of December 1, 1998, among (i) Hawaiian Electric Company, Inc., a Hawaii corporation (the "Depositor" or "HECO"), (ii) The Bank of New York, a New York banking corporation, as trustee (the "Property Trustee"), (iii) The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), (iv) T. Michael May, Paul A. Oyer and Marvin A. Hawthorne, individuals whose address is c/o Hawaiian Electric Company, Inc., 900 Richards Street, Honolulu, Hawaii 96813 (the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustee are referred to collectively as the "Trustees"), and (v) the several Holders (as defined herein).


                                  WITNESSETH:

     WHEREAS, the Depositor and the Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into a Trust Agreement, dated as of October 7, 1998 (the "Original Trust Agreement"), and by executing and filing with the Secretary of State of the State of Delaware a Certificate of Trust on October 7, 1998, a copy of which is attached hereto as Exhibit A; and

     WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale by the Trust of the Trust Common Securities (as defined herein) by the Trust to the Depositor, (ii) the issuance and sale by the Trust of the Trust Preferred Securities (as defined herein) by the Trust pursuant to the Underwriting Agreement (as defined herein) and (iii) the acquisition by the Trust from the Depositor and the Subsidiaries of the Debentures (as defined herein).

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders (as defined herein) hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                           ARTICLE 1.  DEFINED TERMS

SECTION 1.01.  Definitions.

     (a) For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) each capitalized term or phrase defined in this Article 1 has the meaning assigned to it in this Article 1 and includes the plural as well as the singular;

          (2) each of the other terms used herein that is defined in the Trust Indenture Act, either directly or by reference therein, has the meaning assigned to it therein;

          (3) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     (b)  As used herein:

          "Act" has the meaning specified in Section 6.08.
           ---

          "Administrative Trustees" means the individuals identified as the
           -----------------------
     "Administrative Trustees" in the preamble to this Trust Agreement, solely in their respective capacities as Administrative Trustees of the Trust created and continued hereunder and not their individual capacities, or such Administrative Trustees' successors in interest in such capacity, or any successor administrative trustee appointed as herein provided.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
     indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bankruptcy Event" means, with respect to any Person, the occurrence
           ----------------
     of any of the following events:

               (A) Such Person, pursuant to or within the meaning of any Bankruptcy Law:

                    (i) commences a voluntary case or proceeding;

                   (ii) consents to the entry of an order for relief against
               it in an involuntary case or proceeding;

                  (iii) consents to the appointment of a Custodian (as defined herein) of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days;

                   (iv) makes a general assignment for the benefit of its
               creditors; or

                    (v) admits in writing its inability to pay its debts
               generally as they become due; or

                         (B) A court of competent jurisdiction enters an order
               or decree under any Bankruptcy Law that:

                    (i) is for relief against such Person in an involuntary case or proceeding;

                   (ii) appoints a Custodian of such Person for all or
               substantially all of its properties; or

                  (iii) orders the liquidation of such Person;

          and in each case the order or decree remains unstayed and in effect for 60 days.

          "Bankruptcy Laws" means Title 11 of the United States Code, or similar
           ---------------
     federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

          "Board Resolution" means (i) a copy of a resolution certified by the
           ----------------
     Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a committee established thereby and to be in full force and effect on the date of such certification or (ii) a certificate signed by the authorized officer or officers of the Depositor to whom the Depositor's Board of Directors or a committee established thereby has delegated its authority, and in each case, delivered to the Trustees.

          "Book-Entry Trust Preferred Securities Certificates" means
           --------------------------------------------------
     certificates representing Trust Preferred Securities issued in global, fully registered form with a Depository as described in Section 5.11.

          "Business Day" means a day other than (a) a Saturday or Sunday, or (b)
           ------------
     a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (c) a day on which the principal corporate trust office of the Property Trustee or Debenture Trustee is closed for business.

          "Certificate Depository Agreement" means the agreement among the
           --------------------------------
     Trust, the Property Trustee and The Depository Trust Company, as the initial Depository, dated as of the Closing Date, relating to the Book-Entry Trust Preferred Securities Certificates, substantially in the form attached hereto as Exhibit B, as the same may be amended and supplemented from time to time.

          "Closing Date" means the time and date of delivery of Book-Entry Trust
           ------------
     Preferred Securities Certificates and payment therefor pursuant to the Underwriting Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" means the Securities and Exchange Commission, as from
           ----------
     time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Companies" means HECO, MECO and HELCO, collectively.
           ---------

          "Corporate Trust Office" means the principal corporate trust office of
           ----------------------
     the Property Trustee located in the State of New York which at the date hereof is 101 Barclay Street, 21st Floor, New York, New York 10286,
     Attention:  Corporate Trust Trustee Administration.

          "Creditor" has the meaning specified in Section 2.03.
           --------

          "Debenture Event of Default" means an "Event of Default" as defined in
           --------------------------
     the applicable Indenture.

          "Debenture Exchange" means the issuance of HECO Debentures by the
           ------------------
     Company in exchange for Subsidiary Debentures held by the Trust pursuant to
     Section 2.05(b).

          "Debenture Redemption Date" means "Redemption Date" as defined in the
           -------------------------
     applicable Indenture or the Debentures.

          "Debenture Trustee" means The Bank of New York, a New York banking
           -----------------
     corporation, in its capacity as trustee under the Indentures, or any successor thereto appointed in accordance with the terms and provisions of the applicable Indenture.

          "Debentures" means, collectively, the HECO Debentures, the MECO
           ----------
     Debentures and the HELCO Debentures.

          "Definitive Trust Preferred Securities Certificates" means
           --------------------------------------------------
     certificates representing Trust Preferred Securities issued in certificated, fully registered form as described in Section 5.12.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the
           ---------------------------
     Delaware Code, 12 Del. C. (S) 3801, et seq., as it may be amended from time to time.

          "Delaware Trustee" means the entity identified as the "Delaware
           ----------------
     Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued hereunder (and not in its individual capacity) or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust
           ---------
     Agreement.

          "Depository" means an organization registered as a "clearing agency"
           ----------
     pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Depository Trust Company, New York, New York, will be the initial Depository.

          "Depository Participant" means a broker, lender, bank or other
           ----------------------
     financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of interests in securities deposited with the Depository.

          "Distributable Debentures" means, collectively, HECO Debentures and,
           ------------------------
     on and after the Debenture Exchange, Substituted HECO Debentures to be distributed to Holders of the Trust Securities pursuant to Section 8.04(a).

          "Distribution Date" has the meaning specified in Section 4.01(a).
           -----------------

          "Distributions" means amounts payable in respect of the Trust
           -------------
     Securities as provided in Section 4.01.

          "Event of Default" means with respect to the Trust Preferred
           ----------------
     Securities (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), (i) the occurrence of a Debenture Event of Default, (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days, (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Preferred Security or Common Security when it becomes due and payable, (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees herein (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in Liquidation Preference of the Outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Trust Agreement, or (v) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by HECO to appoint a successor Property Trustee within 60 days thereof.

          "Expiration Date" has the meaning specified in Section 8.01.
           ---------------

          "Extension Period" means the period or periods in which pursuant to
           ----------------
     the applicable Indenture payments of interest on the related Debentures are deferred by any of the Companies electing to extend the interest payment periods thereof for a period (including any extensions thereof) not exceeding 20 consecutive quarters with respect to each such deferral period.

          "HECO Debentures" mean the ____% Junior Subordinated Deferrable
           ---------------
     Interest Debentures, Series 1998 of the Depositor issued pursuant to the HECO Junior Indenture.

          "HECO Junior Indenture" means the Junior Indenture, dated as of
           ---------------------
     December 1, 1998, between the Depositor and the Debenture Trustee, as trustee thereunder, as amended or supplemented from time to time.

          "HELCO" means Hawaii Electric Light Company, Inc.
           -----

          "HELCO Debentures" means the ____% Junior Subordinated Deferrable
           ----------------
     Interest Debentures, Series 1998 of HELCO issued pursuant to the HELCO Junior Indenture.

          "HELCO Junior Indenture" means the Junior Indenture, dated as of
           ----------------------
     December 1, 1998, between HELCO and the Debenture Trustee, as trustee thereunder, as amended or supplemented from time to time.

          "Holder" or "Securityholder" means a Person in whose name a Trust
           --------------------------
     Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Indemnified Person" means any of the Trustees, Affiliates of any
           ------------------
     Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its Affiliates.

          "Indentures" means, collectively, the HECO Junior Indenture, the MECO
           ----------
     Junior Indenture and the HELCO Junior Indenture and "Indenture" means any one of the Indentures.

          "Investment Company Event" means the receipt by the Trust or HECO of
           ------------------------
     an Opinion of Counsel, rendered by a law firm having a recognized federal securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change (including a prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act law becomes effective on or after the date of original issuance of the Trust Preferred Securities.

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of
           ----
     trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Like Amount" means (i) with respect to a redemption of Trust
           -----------
     Securities, Trust Securities having an aggregate Liquidation Preference equal to the aggregate principal amount of Debentures to be contemporaneously redeemed in accordance with the Indentures and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Distributable Debentures to Holders of Trust Securities in connection with the dissolution and liquidation of the Trust, Distributable Debentures having an aggregate principal amount equal to the aggregate Liquidation Preference of the Trust Securities of the Holder to whom such Distributable Debentures are distributed.

          "Liquidation Date" means the date on which Distributable Debentures
           ----------------
     are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 8.04(a).

          "Liquidation Distribution" has the meaning specified in Section
           ------------------------
     8.04(d).

          "Liquidation Preference" means the stated liquidation preference of
           ----------------------
     $25 per Trust Security.

          "Majority in Liquidation Preference" means, with respect to the Trust
           ----------------------------------
     Securities, or either class thereof, as the context may require, except as provided in the terms of the Trust Preferred Securities or by the Trust Indenture Act, Holders of Outstanding Trust Securities voting together as a single class or Holders of Outstanding Trust Preferred Securities voting separately as a class, who are the record owners of more than 50% of the aggregate Liquidation Preference (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Outstanding Trust Securities or all Outstanding Trust Preferred Securities, as the case may be.

          "MECO" means Maui Electric Company, Limited.
           ----

          "MECO Debentures" means the ____% Junior Subordinated Deferrable
           ---------------
     Interest Debentures, Series 1998 of MECO issued pursuant to the MECO Junior Indenture.

          "MECO Junior Indenture" means the Junior Indenture, dated as of
           ---------------------
     December 1, 1998, between MECO and the Debenture Trustee, as trustee thereunder, as amended or supplemented from time to time.

          "Maturity Date of the Debentures" means December __, 2028, as such date may be shortened or extended in accordance with the provisions of the Indentures.

          "1940 Act" means the Investment Company Act of 1940, as amended.
           --------

          "Officer's Certificate" means a certificate signed by any one of the
           ---------------------
     Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary of the Depositor.

          "Opinion of Counsel" means a written opinion of counsel, who may be
           ------------------
     counsel for the Trust, the Property Trustee or the Depositor or an Affiliate of the Depositor, but not an employee of any thereof, and who shall be acceptable to the Property Trustee.

          "Original Trust Agreement" has the meaning specified in the recitals
           ------------------------
     to this Trust Agreement.

          "Outstanding", when used with respect to Trust Securities, means, as
           -----------
     of the date of determination, all Trust Securities theretofore issued under this Trust Agreement, except:

               (A) Trust Securities theretofore cancelled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

               (B) Trust Securities for whose redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that,
                                                                 --------
          if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement;

               (C) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Section 5.05, other than any such Trust Securities in respect of which there shall have been presented to the Property Trustee proof satisfactory to it that such Trust Securities are held by a bona fide purchaser; and

               (D) as provided in Section 8.04(c);

       provided, however, that in determining whether the Holders of the
       --------  -------
       requisite Liquidation Preference of the Outstanding Trust Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Trust Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Trust Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Property Trustee and the Administrative Trustees the pledgee's right so to act with respect to such Trust Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Paying Agent" means initially the Property Trustee and any co-
           ------------
     paying agent appointed pursuant to Section 5.09.

          "Payment Account" means a segregated non-interest-bearing corporate
           ---------------
     trust account maintained by the Property Trustee in its trust department for the benefit of the Securityholders in which all amounts paid to the Property Trustee in respect of the Debentures or the Trust Guarantee will be held and from which the Property Trustee or such other Paying Agent shall make payments to the Securityholders in accordance with Article 4.

          "Person" means any individual, corporation, partnership, limited
           ------
     liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Property Trustee" means the commercial bank or trust company
           ----------------
     identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder (and not in its individual capacity), or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

          "PUC" means the Public Utilities Commission of the State of Hawaii.
           ---

          "Redemption Date" means, with respect to any Trust Security to be
           ---------------
     redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the Maturity
                --------
     Date of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

          "Redemption Price" means, with respect to any Trust Security, the
           ----------------
     Liquidation Preference of such Trust Security, plus accumulated and unpaid Distributions thereon to the Redemption Date.

          "Securities Register" and "Securities Registrar" have the respective
           -------------------       --------------------
     meanings specified in Section 5.04.

          "Securityholder" or "Holder" means a Person in whose name a Trust
           --------------      ------
     Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Special Event" means a Tax Event or an Investment Company Event.
           -------------

          "Subsidiaries" means, collectively, MECO and HELCO.
           ------------

          "Subsidiary Debentures" means, collectively, the MECO Debentures and
           ---------------------
     the HELCO Debentures.

          "Subsidiary Guarantees" means the Depositor's full and unconditional
           ---------------------
     guarantees of the obligations of MECO and HELCO as set forth in Article 11 of the MECO Junior Indenture and the HELCO Junior Indenture, respectively.

          "Substituted HECO Debentures" means ____% Junior Subordinated
           ---------------------------
     Deferrable Interest Debentures, Series 1998 of the Depositor issuable pursuant to the HECO Junior Indenture in any Debenture Exchange, in an aggregate principal amount of up to $20,000,000, and being in all respects identical to the HECO Debentures issued on the Closing Date, except that such Substituted HECO Debentures will bear interest from the date of original issuance thereof pursuant to the HECO Junior Indenture.

          "Successor Securities" has the meaning specified in Section 9.01.
           --------------------

          "Tax Action" means (a) any amendment to or change (including any
           ----------
     announced prospective change) in the laws (or any regulations thereunder) of the United States, or of any State or the District of Columbia, or of any political subdivision or taxing authority thereof or therein, (b) any judicial decision interpreting, applying or clarifying such laws or regulations or (c) any administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, in each such case that occurs on or after the date of original issuance of the Trust Preferred Securities.

          "Tax Event" means the receipt by HECO or the Trust of an opinion of
           ---------
     counsel, rendered by a law firm having a recognized federal and state tax and securities practice, to the effect that, as a result of a Tax Action, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by any of the Companies on its respective Debentures is not, or within 90 days of the date thereof will not be, deductible by such Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Trust" means the Delaware business trust created and continued hereby
           -----
     and identified in the preamble to this Trust Agreement.

          "Trust Agreement" means this Amended and Restated Trust Agreement, as
           ---------------
     the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

          "Trust Common Security" means a ____% Trust Common Security
           ---------------------
     (Liquidation Preference $25 per Trust Common Security) issued by the Trust representing an undivided beneficial interest in the assets of the Trust having a Liquidation Preference of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Trust Common Securities Certificate" means a certificate evidencing
           -----------------------------------
     ownership of Trust Common Securities, substantially in the form attached hereto as Exhibit C.

          "Trust Guarantee" means the Trust Guarantee Agreement executed and
           ---------------
     delivered by the Depositor to The Bank of New York, a New York banking corporation, as trustee thereunder, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Trust Preferred Securities, as amended from time to time.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in
           -------------------
     force at the date as of which this Trust Agreement was executed; provided,
                                                                      --------
     however, that in the event the Trust Indenture Act of 1939 is amended after
     -------
     such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Preferred Security" means a ____% Cumulative Quarterly Income
           ------------------------
     Preferred Security, Series 1998 (Liquidation Preference $25 per Trust Preferred Security) issued by the Trust representing an undivided preferred beneficial interest in the assets of the Trust and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Trust Preferred Securities Beneficial Owner" means a Person who is
           -------------------------------------------
     the beneficial owner of a book-entry interest, as reflected in the books of the Depository or on the books of a Person maintaining an account with the Depository (directly as a Depository Participant or as an indirect participant or otherwise, in each case in accordance with the rules of the Depository).

          "Trust Preferred Securities Certificate" means a certificate
           --------------------------------------
     evidencing ownership of Trust Preferred Securities, substantially in the form attached hereto as Exhibit D.

          "Trust Property" means (i) the Debentures, (ii) any cash on deposit
           --------------
     in, or owing to, the Payment Account and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the terms of this Trust Agreement.

          "Trust Security" means any one of the Trust Common Securities or the
           --------------
     Trust Preferred Securities.

          "Trust Securities Certificate" means any one of the Trust Common
           ----------------------------
     Securities Certificates or the Trust Preferred Securities Certificates.

          "25% in Liquidation Preference" means with respect to the Trust
           -----------------------------
     Securities, or either class thereof, as the context may require, except as provided in the terms of the Trust Preferred Securities or by the Trust Indenture Act, Holders of Outstanding Trust Securities voting together as a single class or Holders of Outstanding Trust Preferred Securities voting separately as a class, who are the record owners of 25% of the aggregate Liquidation Preference (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Outstanding Trust Securities or all Outstanding Trust Preferred Securities, as the case may be.

          "Underwriting Agreement" means the Underwriting Agreement, dated
           ----------------------
     December __, 1998, among the Trust, the Depositor and the Underwriters named therein.


                     ARTICLE 2.  CONTINUATION OF THE TRUST

SECTION 2.01.  Name.

     The Trust created and continued hereby shall be known as "HECO Capital Trust II" as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.02.  Office of the Delaware Trustee; Principal Place of Business.

     The address of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Property Trustee, Securityholders and the Depositor. The principal place of business of the Trust is c/o The Bank of New York, 101 Barclay Street, 21st Floor, New York, New York 10286, Attention: Corporate Trust Trustee Administration.

SECTION 2.03.  Initial Contribution of Trust Property; Expenses of the Trust.

     (a) The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $25, which constituted the initial Trust Property.

     (b) The Depositor shall be responsible for and shall pay for all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and sale of the Trust Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees as provided in Section 7.06, the costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agent(s), Securities Registrar, duplication, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

     (c) The Depositor will pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     (d) The Depositor's obligations under this Section 2.03 shall be for the benefit of, and shall be enforceable by, the Property Trustee and any Person to whom any such obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. The Property Trustee and any such Creditor may enforce the Depositor's obligations under this Section
2.03 directly against the Depositor and the Depositor irrevocably waives any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other Person before proceeding against the Depositor. The Depositor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 2.03.

     (e) The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

SECTION 2.04.  Issuance of the Trust Securities.

     The Depositor, on behalf of the Trust, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, not less than two Administrative Trustees, on behalf of the Trust, shall execute in accordance with Section 5.02 and cause the Property Trustee to authenticate and deliver to the Underwriters named in the Underwriting Agreement a Book-Entry Trust Preferred Securities Certificate, registered in the name of the nominee of the Depository, representing 2,000,000 Trust Preferred Securities having an aggregate Liquidation Preference of $50,000,000, against payment by the Underwriters and receipt by the Property Trustee of the aggregate purchase price of such Trust Preferred Securities of $50,000,000. Contemporaneously therewith, not less than two Administrative Trustees, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Depositor a Trust Common Securities Certificate, registered in the name of the Depositor, representing 61,856 Trust Common Securities having an aggregate Liquidation Preference of $1,546,400, against payment by the Depositor and receipt by the Property Trustee of the purchase price of such Trust Common Securities of $1,546,400.

SECTION 2.05.  Purchase and Exchange of Debentures.

     (a) Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall purchase $31,546,400 aggregate principal amount of HECO Debentures from HECO, $10,000,000 aggregate principal amount of MECO Debentures from MECO and $10,000,000 aggregate principal amount of HELCO Debentures from HELCO, all of which Debentures shall be registered in the name of the Property Trustee on behalf of the Trust, and in satisfaction of the purchase price for such Debentures, shall cause the Property Trustee, on behalf of the Trust, to deliver the sums of $31,546,400, $10,000,000 and $10,000,000 to the Depositor, MECO and HELCO,
respectively, or an aggregate of $51,546,400, representing the proceeds of the Trust Securities.

     (b) Upon the occurrence of an Early Dissolution Event specified in Section 8.02(a), 8.02(b) or 8.02(d), provided that any necessary federal or state regulatory authorizations or approvals have been obtained (including any necessary approval of the PUC), and prior to the distribution to each Securityholder of a Like Amount of Distributable Debentures and to the liquidation of the Trust, the Depositor shall, no later than five Business Days after the later of the date of such occurrence and the satisfaction of such conditions, issue Substituted HECO Debentures pursuant to the HECO Junior Indenture in an aggregate principal amount equal to the aggregate principal amount of the Subsidiary Debentures then held by the Trust and registered in such names and denominations as the Property Trustee shall request in writing no later than the close of business on the second Business Day prior to the date of such issuance. Contemporaneously with the issuance of such Substituted HECO Debentures, the Trust shall deliver, or cause to be delivered, the certificates for such Subsidiary Debentures, accompanied by such instruments of transfer as may be requested by the Depositor, to the Depositor in exchange for such Substituted HECO Debentures and the Depositor shall deliver, or cause to be delivered, such Substituted HECO Debentures in exchange for such Subsidiary Debentures, accompanied by (x) an Officer's Certificate to the effect that all conditions precedent to such Exchange and the issuance of the Substituted HECO Debentures in this Trust Agreement have been satisfied (and attaching any approvals referred to in the prior sentence) and (y) an Opinion of Counsel to the effect that the Substituted HECO Debentures have been duly authorized by the Depositor and, upon execution and authentication in accordance with the provisions of the HECO Indenture and delivery to and payment for by the Trust on the date of such opinion, will be entitled to the benefits of the HECO Indenture and will be valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors' rights generally, and general principles of equity.

SECTION 2.06.  Declaration of Trust.

     The exclusive purposes and functions of the Trust are (i) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures,
(ii) to maintain the status of the Trust as a grantor trust for United States federal income tax purposes, and (iii) except as otherwise limited herein, to engage in only those other activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

SECTION 2.07.  Authorization to Enter into Certain Transactions.

     (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.07 and Article VII, and in accordance with the following provisions (1) and (2), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

          (1) As among the Trustees, the Administrative Trustees shall have the power and authority to act on behalf of the Trust with respect to the following matters:

               (A) issuing and selling the Trust Securities in accordance with this Trust Agreement, and executing and delivering (after countersignature of the Trust Preferred Securities by the Property Trustee) Trust Securities Certificates representing the Trust Securities; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of Trust Common Securities, and, provided further, that there shall be no interests in the Trust other than the Trust Securities, and the issuance of Trust Securities shall be limited to a one-time, simultaneous issuance of both Trust Preferred Securities and Trust Common Securities on the Closing Date;

               (B) causing the Trust to enter into, and executing, delivering and performing on behalf of the Trust, the Expense Agreement, the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including the appointment of a successor Depository;

               (C) assisting in registering the Trust Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and qualifying this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (D) assisting in the listing of the Trust Preferred Securities upon such securities exchange or exchanges as the Depositor shall determine and the registration of the Trust Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

               (E) acquiring the Debentures with the proceeds of the sale of the Trust Securities and causing the Property Trustee to deliver payment of the purchase price therefor; provided, however, that the Administrative Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Trust Securities;

               (F) bringing or defending, paying, collecting, compromising, arbitrating, resorting to legal action, or otherwise adjusting claims or demands of or against the Trust unless the Property Trustee has the exclusive power to so act;

               (G) employing or otherwise engaging employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and paying reasonable compensation for such services;

               (H) causing the Trust to comply with the Trust's obligations under the Trust Indenture Act;

               (I) giving the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

               (J) incurring expenses that are necessary or incidental to carry out any of the purposes of the Trust;

               (K) appointing a Person to act as Securities Registrar in accordance with this Trust Agreement for the Trust Securities;

               (L) taking all actions that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

               (M) to the extent provided in this Trust Agreement, winding up the affairs of the Trust and dissolving the Trust and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware;

               (N) establishing a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges;

               (O) sending notices (other than notices of default) or assisting the Property Trustee in sending notices and other information regarding the Trust Securities and the Debentures to Securityholders in accordance with this Trust Agreement;

               (P) qualifying the Trust to do business in any jurisdiction as may be necessary or desirable; provided, that no such qualification may be made in any jurisdiction if the effect of such qualification may be to diminish the limited liability of the Holders of Trust Preferred Securities as provided by this Trust Agreement and the Delaware Business Trust Act;

               (Q) registering transfers of the Trust Securities in accordance with this Trust Agreement if the Property Trustee is not the Securities Registrar; and

               (R) executing all documents or instruments, performing all duties and powers and taking any actions incidental to the foregoing as the Administrative Trustees may from time to time determine are necessary or advisable pursuant to the terms of the Trust Securities or to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

          (2) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (A) establishing and maintaining the Payment Account and appointing Paying Agents (subject to Section 5.09);

               (B) receiving payment of the purchase price of the Trust Securities;

               (C) delivering payment of the purchase price of the Debentures to HECO, MECO and HELCO, as applicable, and receiving and holding the Debentures in its name for the benefit of the Trust;

               (D) collecting interest, principal and any other payments on the Debentures and depositing them in the Payment Account;

               (E) making Distributions and other payments to the Securityholders in respect of the Trust Securities, so long as the Property Trustee is acting as Paying Agent, whether solely or with any co-paying agent;

               (F) exercising all of the rights, powers and privileges of a holder under each Indenture and, if any Event of Default has occurred and is continuing, for the benefit of the Holders of the Trust Securities, in its discretion protecting and enforcing its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of this Trust Agreement;

               (G) sending notices of defaults, redemptions, Extension Periods, dissolutions, liquidations and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

               (H) distributing the Trust Property in accordance with the terms of this Trust Agreement;

               (I) taking any ministerial action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

               (J) registering transfers and exchanges of the Trust Preferred Securities in accordance with this Trust Agreement (but only if at such time the Property Trustee shall be the Securities Registrar).

     (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees acting on behalf of the Trust shall not (i) acquire any assets or investments (other than the Debentures), reinvest the proceeds derived from investments, possess any power or otherwise act in such a way as to vary the Trust Property or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities, or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

     (c) In connection with the issue and sale of the Trust Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

          (1) preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form S-3 in relation to the Trust Preferred Securities, the Trust Guarantee and certain related obligations, including any amendments thereto;

          (2) determining the States in which to take appropriate action to qualify or register for sale all or part of the Trust Preferred Securities and doing any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advising the Trustees of actions they must take on behalf of the Trust, and preparing for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

          (3) preparing for filing and executing on behalf of the Trust an application to the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market for listing upon notice of issuance of any Trust Preferred Securities;

          (4) preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Trust Preferred Securities and the Trust Guarantee under Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendments thereto;

          (5) negotiating the terms of, and executing and delivering on behalf of the Trust, the Underwriting Agreement providing for the sale of the Trust Preferred Securities and such other agreements as may be necessary or desirable in connection with the consummation thereof;

          (6) using reasonable efforts to obtain any necessary federal or state authorizations or approvals, including any approval of the PUC, in connection with a Debenture Exchange; and

          (7) executing all documents or instruments, or performing all duties and powers, and doing all things for or on behalf of the Trust in all matters necessary or incidental to the foregoing.

     (d) Notwithstanding anything herein to the contrary, the Administrative Trustees and the Depositor are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or classified as an association taxable as a corporation, a partnership or other than as a grantor trust for United States federal income tax purposes and (ii) the Debentures will be treated as indebtedness of the respective Companies for United States federal income tax purposes. In this connection, the Administrative Trustees and each of the Companies are authorized to take any action, not inconsistent with applicable law, the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust (as amended or restated from time to time, the "Certificate of Trust"), or this Trust Agreement, that the Administrative Trustees and the

Companies determine in their discretion to be necessary or desirable for such purposes.

SECTION 2.08.  Assets of Trust.

     The assets of the Trust shall consist of the Trust Property.

SECTION 2.09.  Title to Trust Property.

     Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.


                          ARTICLE 3.  PAYMENT ACCOUNT

SECTION 3.01.  Payment Account.

     (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee for the exclusive benefit of the Securityholders and for distributions as provided herein, including (and subject to) any priority of payments provided for herein. The Property Trustee shall have exclusive control of the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement; provided that any Paying Agent shall have the right of withdrawal with respect to the Payment Account solely for the purpose of making the payments contemplated under Article 4.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures and any amounts paid to the Property Trustee pursuant to the Trust Guarantee. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                     ARTICLE 4.  DISTRIBUTIONS; REDEMPTION

SECTION 4.01.  Distributions.

     (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions.

Distributions shall accumulate from December   , 1998 and, except during an
Extension Period for the Debentures pursuant to the applicable Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1999. In the event that any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then payment of such Distributions shall be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day (without any reduction in Distributions in respect of such early payment), in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with this Section 4.01(a) is referred to as a "Distribution Date").

     (b) Within two Business Days after receipt by the Property Trustee of notice of an Extension Period pursuant to Section 4.01 of any Indenture, the Property Trustee shall give notice thereof to the Securityholders in the manner and to the extent provided in Section 10.07.

     (c) The Trust Securities represent undivided beneficial interests in the Trust Property, and, subject to Sections 4.03 and 4.06 hereof, all Distributions will be made pro rata on each of the Trust Securities. Distributions on the
Trust Securities shall be payable at a rate of     % per annum of the
Liquidation Preference of the Trust Securities. The amount of Distributions payable for any full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months, except for any period shorter than a full calendar month, in which case the amount shall be computed on the basis of the actual number of days elapsed in such period. During an Extension Period for the Debentures, the rate per annum at which Distributions on the Trust Securities accumulate shall be increased by an amount such that the aggregate amount of Distributions that accumulate on all Trust Securities during any such Extension Period is equal to the aggregate amount of interest (including interest payable on unpaid interest at the rate per annum set forth above, compounded quarterly) that accrues during any such Extension Period on the Debentures.

     (d) Distributions on the Trust Securities shall be made from the Payment Account by the Property Trustee or any Paying Agent and shall be payable on each Distribution Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Distributions.

     (e) Distributions on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which, as long as the Trust Preferred Securities are in book-entry-only form, shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the
                                 --------  -------
Trust Preferred Securities are not in book-entry-only form, the relevant record date shall be the day that is 15 days prior to the relevant Distribution Date, whether or not a Business Day.

     (f) If Distributions are not paid when scheduled, such accumulated Distributions shall be paid to the Holders of record of Trust Securities as they appear on the books and records of the Trust on the record date as determined under Section 4.01(e) above with respect to the actual payment date for such accumulated Distributions.

SECTION 4.02.  Redemption.

     (a) On each Debenture Redemption Date and the Maturity Date of the Debentures, the Property Trustee will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the CUSIP number;

          (4) the place or places where Trust Securities Certificates are to be surrendered for payment of the Redemption Price;

          (5) that on the Redemption Date the Redemption Price will become payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date; and

          (6) if less than all of the Outstanding Trust Securities are to be redeemed, the identification and total Liquidation Preference of the particular Trust Securities to be redeemed.

     (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or repayment on the Maturity Date of the Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Redemption Price.

     (d) If the Trust, by action of the Property Trustee, gives a notice of redemption in respect of any Trust Preferred Securities, then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Trust Preferred Securities are in book-entry-only form, deposit irrevocably with the Depository funds sufficient to pay the applicable Redemption Price and will give the Depository irrevocable instructions and authority to pay the applicable Redemption Price to the Holders thereof. If the Trust Preferred Securities are not in book-entry-only form, then, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the Redemption Price for the Trust Preferred Securities being redeemed on such date and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of such Trust Preferred Securities upon surrender of their Trust Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest on such Redemption Price, and such Trust Securities will cease to be Outstanding. In the event that any Redemption Date is not a Business Day, then payment of the Redemption Price payable on such Redemption Date will be made on the next succeeding day which is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day (without any reduction in Distributions in respect of such early payment), in each case with the same force and effect as if made on such Redemption Date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused, and not paid either by the

Trust or by the Depositor pursuant to the Trust Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) Payment of the Redemption Price on the Trust Securities shall be made to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which as long as the Trust Preferred Securities are in book-entry-only form, shall be one Business Day prior to the Redemption Date; provided, however, that in the event that the Trust Securities are not in book-entry-only form, the relevant record date shall be the date that is 15 days prior to the Redemption Date.

     (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Preference of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Preference) among the Trust Common Securities and the Trust Preferred Securities. The particular Trust Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Trust Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Preference of Trust Preferred Securities of a denomination larger than $25; provided that, in respect of Trust Preferred Securities registered in the name of and held of record by the Depository or its nominee (or any successor Depository or its nominee), the distribution of the proceeds of such redemption will be made in accordance with the procedures applied by such Depository or nominee. The Trust may not redeem fewer than all of the Outstanding Trust Preferred Securities unless all accumulated and unpaid Distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the Redemption Date. The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Preference thereof to be redeemed. If fewer than all of the Trust Securities represented by a Trust Securities Certificate are redeemed, not less than two Administrative Trustees shall execute for the Holder a new Trust Securities

Certificate representing the unredeemed Trust Securities. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Preference of Trust Preferred Securities which has been or is to be redeemed.

SECTION 4.03.  Subordination of Trust Common Securities.

     (a) Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Preference of the Trust Securities; provided, however, that if on any
                                    --------  -------
Distribution Date or Redemption Date, a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Trust Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all Outstanding Trust Preferred Securities then being redeemed, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, the Redemption Price of, Trust Preferred Securities then due and payable.

     (b) In the case of any Event of Default under this Trust Agreement resulting from a Debenture Event of Default, the Holder of Trust Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of such Event of Default has been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely for the benefit of the Holders of the Trust Preferred Securities and not the Holder of the Trust Common Securities, and only the Holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act for their benefit.

SECTION 4.04.  Payment Procedures.

     Payments of Distributions pursuant to Section 4.01 in respect of the Trust Preferred Securities shall be made by check mailed by the Paying Agent to the address of the Holder thereof as such address shall appear on the Securities Register or, if the Trust Preferred Securities are held by a Depository or its nominee, such Distributions shall be made to the

Depository by wire transfer in immediately available funds. Payment of the Redemption Price of or Liquidation Distribution on the Trust Preferred Securities shall be made in immediately available funds upon surrender of the Trust Preferred Securities Certificates representing such Trust Preferred Securities at the Corporate Trust Office of the Property Trustee or, if the Trust Preferred Securities are held by a Depository or its nominee, such Redemption Price or Liquidation Distribution shall be made to the Depository by wire transfer in immediately available funds. Payments of Distributions pursuant to Section 4.01 in respect of the Trust Common Securities, and payment of the Redemption Price of or Liquidation Payment on the Trust Common Securities, shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Trust Common Securities.

SECTION 4.05.  Tax Returns and Reports.

     The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all Federal, State and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (i) prepare and file (or cause to be prepared or filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (ii) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Form 1099 OID, or any successor form or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

SECTION 4.06.  Payments under Indentures.

     Any amount payable hereunder to any Holder of Trust Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 6.07 of the Indentures or pursuant to the Trust Guarantee or the Subsidiary Guarantees. Notwithstanding the provisions hereunder to the contrary, Securityholders acknowledge that any Holder of Trust Preferred Securities that receives payment under Section 6.07 of the Indentures may receive amounts greater than the amount such Holder may be entitled to receive pursuant to the other provisions of this Trust Agreement.

SECTION 4.07.  Payments of Taxes, Duties, Etc. of the Trust.

     Upon receipt under the Debentures of Additional Sums (as defined in the HECO Indenture), the Property Trustee at the direction of an Administrative Trustee or the Depositor shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

                   ARTICLE 5.  TRUST SECURITIES CERTIFICATES

SECTION 5.01.  Initial Ownership.

     Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 5.02.  The Trust Securities Certificates.

     The Trust Securities Certificates shall be issued in denominations of $25 Liquidation Preference and integral multiples thereof. Trust Preferred Securities Certificates representing fractional interests shall not be issued. Trust Common Securities Certificates shall be executed on behalf of the Trust by manual signatures of not less than two Administrative Trustees. Trust Preferred Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signatures of not less than two Administrative Trustees and shall be authenticated by the countersignature of the Property Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

SECTION 5.03.  Execution and Delivery of Trust Securities
               Certificates.

     On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate

Liquidation Preference as provided in Section 2.04, to be executed on behalf of the Trust as provided in Section 5.02 and delivered in accordance with the provisions of Section 2.04.

SECTION 5.04. Registration of Transfer and Exchange of Trust Preferred Securities Certificates.

     (a) A registrar appointed by the Administrative Trustees (the "Securities Registrar") shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Trust Securities Certificates (subject to Section 5.10 in the case of the Trust Common Securities Certificates) and registration of transfers and exchanges of Trust Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar; any successor Securities Registrar shall be appointed by the Administrative Trustees.

     (b) Upon surrender for registration of transfer of any Trust Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.08, not less than two Administrative Trustees shall execute and deliver, in the name of the designated transferee or transferees, one or more new Trust Preferred Securities Certificates representing the same number of Trust Preferred Securities dated the date of execution by the Administrative Trustees. At the option of a Holder, Trust Preferred Securities Certificates may be exchanged for other Trust Preferred Securities Certificates upon surrender of the Trust Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08. The Securities Registrar shall not be required to register or cause to be registered the transfer of any Trust Preferred Securities after such Trust Preferred Securities have been called for redemption, during the period from 15 days before mailing of notice of redemption and ending on such notice date or after the Liquidation Date.

     (c) Trust Preferred Securities presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

     (d) No service charge shall be made for any registration of transfer or exchange of Trust Preferred Securities, but the

Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Preferred Securities.

SECTION 5.05.  Mutilated, Destroyed, Lost or Stolen Trust Securities
    Certificates.

     If (i) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (ii) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to hold the Securities Registrar, the Trustees and the Trust harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, not less than two of the Administrative Trustees, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like tenor. In connection with the issuance of any new Trust Securities Certificate under this Section 5.05, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.05 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

SECTION 5.06.  Persons Deemed Securityholders.

     Prior to due presentation of a Trust Security Certificate for registration of transfer, the Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner and Holder of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

SECTION 5.07.  Access to List of Securityholders' Names and Addresses.

     In the event that the Property Trustee is no longer the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished (i) to the

Property Trustee, quarterly not later than 10 days prior to a Distribution Date, and (ii) to the Property Trustee, promptly after receipt by the Administrative Trustees or the Depositor of a request therefor from the Property Trustee in order to enable the Paying Agent to pay Distributions in accordance with Section
4.01 hereof, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold the Depositor or the Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 5.08.  Maintenance of Office or Agency.

     The Property Trustee shall maintain in New York, New York, an office or offices or agency or agencies where Trust Preferred Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency, which shall initially be at the Corporate Trust Office of the Property Trustee.

SECTION 5.09.  Appointment of Paying Agent.

     The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making Distributions. The Administrative Trustees may revoke such power and remove the Paying Agent, provided that such revocation and removal with respect to the sole Paying Agent shall not become effective until the appointment of a successor. The Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and approved by the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Depositor, and, if applicable, the Property Trustee, provided that such resignation with respect to the sole Paying Agent shall not become effective until the appointment of a successor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee (in the case of any other Paying Agent) and the Depositor to act as Paying Agent (which shall be a bank or trust company and have a combined capital and surplus of at least $50,000,000). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent approved by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all of such sums remaining unclaimed to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return such sums in its possession to the Property Trustee. The provisions of Sections 7.01, 7.03 and
7.06 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 5.10.  No Transfer of Trust Common Securities by Depositor.

     To the fullest extent permitted by law, any attempted transfer of the Trust Common Securities shall be void, except for transfers permitted by Article 5 of the HECO Junior Indenture. The Administrative Trustees shall cause each
Trust Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE EXTENT PROVIDED IN THE TRUST AGREEMENT (AS DEFINED BELOW)". By execution of this Trust
Agreement, the Depositor agrees to the foregoing restrictions.

SECTION 5.11. Book-Entry Trust Preferred Securities Certificates; Trust Common Securities Certificate.

     (a) A single Trust Common Securities Certificate representing the Trust Common Securities shall be issued to the Depositor in the form of a definitive Trust Common Securities Certificate.

     (b) The Trust Preferred Securities, upon original issuance on the Closing Date, will not be engraved but will be issued in the form of one printed or typewritten Book-Entry Trust Preferred Securities Certificate, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Trust. Such Book-Entry Trust Preferred Securities Certificate shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Depository. No Trust Preferred Securities Beneficial Owner will receive a Definitive Trust Preferred Securities Certificate representing such Trust Preferred Securities Beneficial Owner's interest in such Book-Entry Trust Preferred Securities Certificate, except as provided in Section
5.12. Unless and until Definitive Trust Preferred Securities Certificates have been issued to the Trust Preferred Securities Beneficial Owners pursuant to
Section 5.12:

          (1) the provisions of this Section 5.11(b) shall be in full force and effect;

          (2) the Trust and the Trustees shall be entitled to deal with the Depository for all purposes of this Trust Agreement (including the payment of Distributions on the Trust Preferred Securities and receiving approvals, votes or consents hereunder) as the sole Holder of the Trust Preferred Securities and shall have no obligation to the Trust Preferred Securities Beneficial Owners;

          (3) to the extent that the provisions of this Section 5.11(b) conflict with any other provisions of this Trust Agreement, the provisions of this
Section 5.11(b) shall control; and

          (4) the rights of the Trust Preferred Securities Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Trust Preferred Securities Beneficial Owners and the Depository and/or the Depository Participants and pursuant to the Certificate Depository Agreement the Depository shall receive and transmit payments of Distributions to such Depository Participants. The Depository will make book-entry transfers among the Depository Participants; provided, that solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Trust Agreement, so long as Definitive Trust Preferred Securities Certificates have not been issued, the Trustees may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Depository setting forth the Trust Preferred Securities Beneficial Owners' votes or assigning the right to vote on any matter to any other Person either in whole or in part.

SECTION 5.12.  Definitive Trust Preferred Securities Certificates.

     If (i) the Depositor advises the Trustees in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Trust Preferred Securities Certificates or the Depository is no longer registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Depositor is unable to locate a qualified successor within 90 days, (ii) the Depositor at its option advises the Trustees in writing that it elects to dissolve the book-entry system through the Depository or (iii) an Event of Default occurs and is continuing and the Holders of a Majority in Liquidation Preference of Trust Preferred Securities determine to discontinue the system of book-entry transfers through the Depository by so notifying the Property Trustee, then the Administrative Trustees shall issue Definitive Trust Preferred Securities Certificates. Upon surrender to the Administrative Trustees of the Book-Entry Trust Preferred Securities Certificates by the Depository, accompanied by registration instructions, the Administrative Trustees shall execute and deliver the Definitive Trust Preferred Securities Certificates pursuant to this Trust Agreement in accordance with the instructions of the Depository. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Definitive Trust Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by not less than two Administrative Trustees.

SECTION 5.13.  Rights of Securityholders.

     The Securityholders shall not have any right or title to the Trust Property other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable interests in the

Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


             ARTICLE 6.  ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

SECTION 6.01.  Limitations on Voting Rights.

     (a) Except as provided herein, in the Trust Guarantee and in the Indentures and as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

     (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to the Debentures,
(ii) waive any past default which may be waived under Section 6.04 of the Indentures, (iii) exercise any right to rescind or annul a declaration that the principal of the Debentures is due and payable or (iv) consent to any amendment, modification or termination of any of the Indentures, where such consent shall be required, without, in each case, obtaining the prior consent of the Holders of at least a Majority in Liquidation Preference of the Outstanding Trust Preferred Securities; provided, however, that where such consent under the
                      --------  -------
applicable Indenture would require the consent of each holder of Debentures issued thereunder affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Outstanding Trust Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Trust Preferred Securities, except by a subsequent vote of the Holders of Trust Preferred Securities. The Property Trustee shall notify all Holders of the Trust Preferred Securities of any notice received from the Debenture Trustee as a result of the Trust being the holder of the Debentures. In addition to obtaining the consent of the Holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for

United States federal income tax purposes on account of such action and will continue to be classified as a grantor trust for United States federal income tax purposes.

     (c) Subject to Section 10.02(c) hereof, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Trust Preferred Securities, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution or liquidation of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Preferred Securities will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Preference of the Outstanding Trust Preferred Securities.

SECTION 6.02.  Notice of Meetings.

     Notice of all meetings of the Trust Preferred Security Holders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.07 to each Trust Security Holder of record, at his/her registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

SECTION 6.03.  Meetings of Trust Preferred Security Holders.

     (a) No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of at least 25% in Liquidation Preference of the Outstanding Trust Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Trust Preferred Security Holders to vote on any matters as to which the Trust Preferred Security Holders are entitled to vote.

     (b) Holders of at least a Majority in Liquidation Preference of the Outstanding Trust Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

     (c) If a quorum is present at a meeting, an affirmative vote of the Holders of at least a Majority in Liquidation Preference of the Outstanding Trust Preferred Securities present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

SECTION 6.04.  Voting Rights.

     A Securityholder shall be entitled to one vote for each Trust Security in respect of any matter as to which such Securityholder is entitled to vote.

SECTION 6.05.  Proxies, etc.

     At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

SECTION 6.06.  Securityholder Action by Written Consent.

     Any action which may be taken by Securityholders at a meeting may be taken without prior notice and a meeting if Holders of the proportion of the Outstanding Trust Preferred Securities required to approve such action shall consent to the action in writing. Prompt notice of the taking of any action by written consent shall be provided to the Holders who did not consent to the taking of such action.

SECTION 6.07.  Record Date for Voting and Other Purposes.

     For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or who are entitled to vote by written consent, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of

Securityholders, or, in the case of a written consent, a date upon which the action fixing the record date is adopted by the Administrative Trustees and which date shall not be more than 10 days after the date upon which the action fixing the record date is adopted by the Administrative Trustees, as a record date for the determination of the identity of the Securityholders for such purposes.

SECTION 6.08.  Acts of Securityholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 7.02) conclusive, if made in the manner provided in this Section 6.08.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him/her the execution thereof. Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his/her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

     (c) The ownership of Trust Preferred Securities shall be proved by the Securities Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

     (e) Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Preference of such Trust Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Preference.

     (f) If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article 6, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

SECTION 6.09.  Inspection of Records.

     Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                            ARTICLE 7.  THE TRUSTEES

SECTION 7.01.  Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, also by the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in this Trust Agreement and, upon an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his/her own affairs. The Trustees shall have all the privileges, rights and immunities provided by the Delaware Business Trust Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 7.01. No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (but, in the case of the Property Trustee, nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action or its own negligent failure to act) or willful misconduct with respect to such acts or omissions. To the extent that, at law or in equity, the Administrative Trustees have duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, the Administrative Trustees shall not be liable to the Trust or to any Securityholder for the Administrative Trustees's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

     (b) All payments made by the Property Trustee or any other Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property. Each Securityholder, by its acceptance of a Trust Security, agrees that (i) it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and (ii) the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 7.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

SECTION 7.02.  Notice of Defaults; Direct Action by Securityholders.

     Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.07, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. If the Property Trustee has failed to enforce its rights under this Trust Agreement or the Indentures, any Securityholder may to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indentures institute a legal proceeding directly against any Person to enforce the Property Trustee's rights under this Trust Agreement or the applicable Indenture with respect to Debentures having a principal amount equal to the aggregate Liquidation Preference of the Trust Preferred Securities of such Securityholder without first instituting a legal proceeding against the Property Trustee or any other Person. To the extent that any action under the applicable Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the outstanding Debentures, Holders of at least the same percentage of the Liquidation Preference of the Outstanding Trust Preferred Securities may also take such action in the name of the Trust if such action has not been taken by the Property Trustee. Notwithstanding the foregoing, if a Debenture Event of Default (i) relating to the Depositor's failure to pay the principal of or interest on the HECO Debentures has occurred and is continuing thereby resulting in an Event of Default hereunder, then each Holder of Trust Preferred Securities may institute a legal proceeding directly against the Depositor for enforcement of payment to such Holder of interest on or principal of the HECO Debentures equal to the aggregate Liquidation Preference of the Trust Preferred Securities of such Holder, as provided in
Section 6.07 of the HECO Junior Indenture and (ii) relating to the failure by MECO or HELCO, as the case may be, to pay the principal of or interest on the MECO Debentures or HELCO Debentures, as the case may be (and the related failure of HECO to perform its obligations as guarantor under the MECO Indenture or the HELCO Indenture, as the case may be), has occurred and is continuing thereby resulting in an Event of Default hereunder, then each Holder of the Trust Preferred Securities may institute a legal proceeding directly against MECO or HELCO, as the case may be, and against HECO as guarantor, for enforcement of payment to such Holder of the interest on or principal of the MECO Debentures or the HELCO Debentures, as the case may be, equal to the aggregate Liquidation Preference of the Trust Preferred Securities of such Holder, as provided in
Section 6.07 and Article 11 of each of the MECO Indenture or the HELCO Indenture, as the case may be.

SECTION 7.03.  Certain Rights of Property Trustee.

     Subject to the provisions of Section 7.01:

     (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) if, other than during the occurrence and continuance of an Event of Default, (i) in performing its duties under this Trust Agreement, the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Trust Preferred Security Holders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the
                                          --------  -------
Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than five Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own negligent action, its own negligent failure to act or its own willful misconduct;

     (c) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel or other experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (d) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (e) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

     (f) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 7.04.  Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Company or the Subsidiaries of the proceeds of the Debentures.

SECTION 7.05.  May Hold Securities.

     Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 7.08 and 7.13 and, except as provided in the definition of the term "Outstanding" in Article 1, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

SECTION 7.06.  Compensation; Indemnity; Fees.

     The Depositor agrees:

     (a) to pay to the Trustees from time to time such compensation as shall have been agreed in writing with the Depositor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (or, in the case of the Property Trustees, any such expense, disbursement or advance as may be attributable to its own negligent action, its own negligent failure to act or its own willful misconduct); and

     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by applicable law, the Trust shall advance, from time to time, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by this Trust Agreement. No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 7.06. The provisions of this
Section 7.06 shall survive the termination of this Trust Agreement.

     (d) When the Property Trustee incurs expenses or renders services in connection with a Debenture Event of Default relating to certain bankruptcy events, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

SECTION 7.07.  Certain Trustees Required; Eligibility of Trustees.

     (a) There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     (b) There shall at all times be two or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

     (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

SECTION 7.08.  Conflicting Interests.

     If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

SECTION 7.09.  Co-Trustees and Separate Trustee.

     (a) Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees shall have the power (i) to appoint, and upon the written request of the Administrative Trustees the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust

Property, or to the extent required by law to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (ii) to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.09(a). If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

     (b) Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

     (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to each of the following terms:

          (1) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

          (2) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (3) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.09, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 7.09.

          (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

          (5) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (6) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 7.10.  Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

     (b) Subject to the immediately preceding paragraph, any Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders.

     (c) Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of the Trust Common Securities. If an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time only by Act of the Holders of at least a Majority in Liquidation Preference of the Outstanding Trust Preferred Securities, delivered to such Trustee (in its individual capacity and on behalf of the Trust). The Administrative Trustees may only be removed by the Holder of Trust Common Securities at any time.

     (d) If the instrument of acceptance by the successor Trustee required by
Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Event of Default shall have occurred and be continuing, the Holder of Trust Common Securities, by Act of the Holder of Trust Common Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees and the Trust and the retiring Trustee shall comply with the applicable requirements of Section 7.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Event of Default has occurred and is continuing, the Holders of Trust Preferred Securities, by Act of the Securityholders of at least a Majority in Liquidation Preference of the Outstanding Trust Preferred Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 7.11. If any Administrative Trustee shall resign, be removed or become incapable of acting as an Administrative Trustee at a time when an Event of Default shall have occurred and be continuing, the Holder of Trust Common Securities shall appoint a successor Administrative Trustee. If no successor Trustee shall have been so appointed by the Holder of Trust Common Securities or the Holders of Trust Preferred Securities and accepted appointment in the manner required by Section 7.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.07 and shall give notice to the Depositor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

     (g) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (ii) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirements for an Administrative Trustee or for the Delaware Trustee, as the case may be, set forth in Section 7.07).

SECTION 7.11.  Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee, the retiring Trustee and each successor Trustee shall execute and deliver to the Trust and the retiring Trustee an amendment hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and (ii) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such amendment shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee and the Trust; but, on request of the Trust or any successor Trustee, such retiring Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder.

     (b) Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.12.  Merger, Conversion, Consolidation or Succession to Business.

     Any Person into which any of the Trustees that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 7.13.  Preferential Collection of Claims Against Depositor or Trust.

     If and when the Property Trustee or the Delaware Trustee shall be or become a creditor (whether directly or indirectly, secured or unsecured) of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), including under the terms of Section 7.05 hereof, the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

SECTION 7.14.  Reports by Property Trustee.

     (a) The Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within 60 days after each May 31 following the date of this Trust Agreement deliver to Holders a brief report, dated as of such May 31, which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which any Trust Preferred Securities are then listed, with the Commission and with the Trust. The Trust will promptly notify the Property Trustee when any Trust Preferred Securities are listed on any stock exchange.

SECTION 7.15.  Reports to the Property Trustee.

     The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Depositor's or the Trust's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 7.16.  Evidence of Compliance with Conditions Precedent.

     The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee evidence of compliance with the conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.

SECTION 7.17.  Statements Required in Officer's Certificate and Opinion of
               Counsel.

     Each Officer's Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Trust Agreement shall include:

            (a) a statement that each Person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

            (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 7.18.  Number of Administrative Trustees.

     (a) The initial number of Administrative Trustees shall be three, provided that the Holder of all of the Trust Common Securities by written instrument may, subject to the requirements of Section 7.07(b), increase and/or decrease the number of Administrative Trustees.

     (b) If an Administrative Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 7.18(a), or if the number of Administrative Trustees is increased pursuant to
Section 7.18(a), a vacancy shall occur. The vacancy shall be filled with an Administrative Trustee appointed in accordance with Section 7.10.

     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Administrative Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 7.10, the Administrative Trustee in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 7.19.  Delegation of Power.

     (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his/her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

     (b) The Administrative Trustees shall have power to delegate from time to time to such of their number, if there is more than one Administrative Trustee, or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 7.20.  Voting.

     Except as otherwise provided in this Trust Agreement, the consent or vote of the Administrative Trustees shall be approved by not less than a majority of the Administrative Trustees.

                    ARTICLE 8.  DISSOLUTION AND LIQUIDATION

SECTION 8.01.  Dissolution Upon Expiration Date.

     Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 2050 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 8.04.

SECTION 8.02.  Early Dissolution.

     The earliest to occur of any of the following events is an "Early Dissolution Event":

          (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

          (b) upon the occurrence and during the continuation of a Special Event, the delivery or written direction to the Property Trustee by the Depositor (which direction is wholly optional and within the discretion of the Depositor) to dissolve the Trust and cause the distribution of a Like Amount of Distributable Debentures to the Securityholders in exchange for the Trust Preferred Securities in accordance with Section 8.04;

          (c) the redemption of all of the Trust Securities; and

          (d) an order for dissolution or liquidation of the Trust shall have been entered by a court of competent jurisdiction.

SECTION 8.03.  Termination of Obligations.

     The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (i) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 8.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (ii) the payment of any expenses owed by the Trust; and (iii) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

SECTION 8.04.  Dissolution and Liquidation.

     (a) If an Early Dissolution Event specified in clause (a), (b) or (d) of
Section 8.02 occurs or upon the Expiration Date, the Trust shall be liquidated by the Administrative Trustees and the Property Trustee as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Distributable Debentures, subject to Sections 2.05(b) and 8.04(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

          (1) state the Liquidation Date;

          (2) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent the right to receive a Like Amount of Distributable Debentures, as the case may be; and

          (3) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for certificates evidencing Distributable Debentures, or, if Section 8.04(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

     (b) In order to effect the liquidation of the Trust and distribution of the Distributable Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be one Business Day prior to the Liquidation Date; provided, however, that in the event that the Trust Preferred Securities are not in book-entry-only form, such record date shall be the date that is 15 days prior to the Liquidation Date) and either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of such Debentures in exchange for the Outstanding Trust Securities Certificates.

     (c) Except where Section 8.02(c) or 8.02(d) applies, on or after the Liquidation Date (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of the Distributable Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its best efforts to have the Distributable Debentures listed on the New York Stock Exchange or such other exchange as the Trust Preferred Securities are then listed and shall take any reasonable action necessary to effect the distribution of such Distributable Debentures, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Distributable Debentures, accruing interest at the rate provided for in the Distributable Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Distributable Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Distributable Debentures upon surrender of Trust Securities Certificates.

     (d) In the event that, notwithstanding the other provisions of this Section 8.04, whether because of the occurrence of a Bankruptcy Event in respect of the Depositor, an order for termination entered by a court of competent jurisdiction or otherwise, distribution of the Distributable Debentures in the manner provided herein is determined by the Property Trustee not to be practicable, the Trust Property shall be liquidated, and the Trust shall be terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to $25 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Preferences). The Holder of the Trust Common Securities will be entitled to receive Liquidation Distributions upon any such termination pro rata (determined as aforesaid) with Holders of Trust Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Trust Common Securities, and no Liquidation Distribution will be paid to the Holders of the Trust Common Securities unless and until receipt by all Holders of the Trust Preferred Securities of the entire Liquidation Distribution payable in respect thereof.

                           ARTICLE 9.  MERGERS, ETC.

SECTION 9.01. Mergers, Consolidations, Conversions, Amalgamations or Replacements of the Trust.

     The Trust may not merge with or into, consolidate, convert, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described below or as described in this Article 9. The Trust may, at the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Trust Preferred Securities, merge with or into, consolidate, convert, amalgamate, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank with respect to the payment of Distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed, if any, (iv) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of the Trust, (vii) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, conversion, amalgamation, replacement, conveyance transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee and this Trust Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of all Holders of the Trust Preferred Securities, merge with or into, consolidate, convert, amalgamate, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


                     ARTICLE 10.  MISCELLANEOUS PROVISIONS

SECTION 10.01.  Limitation of Rights of Securityholders.

     The death, incapacity, dissolution, termination, liquidation or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to annul, dissolve or terminate the Trust or this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

SECTION 10.02.  Amendment.

     (a) This Trust Agreement may be amended from time to time by the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, to correct or supplement any provisions in this Trust Agreement that may be inconsistent with any other provision, or to include any other provisions with respect to matters or questions arising under this Trust Agreement that shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Preferred Securities and Trust Common Securities are Outstanding, to ensure that the Debentures will be treated as indebtedness of the Companies or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i) above, such action shall not adversely affect in any respect the interests of any Holder of Trust Preferred Securities or Trust Common Securities. Any amendments of this Trust Agreement pursuant to this Section 10.02(a) shall become effective when notice thereof is given to the Securityholders.

     (b) Except as provided in Section 10.02(a) and 10.02(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with the consent of Holders of at least a Majority in Liquidation Preference of the Outstanding Trust Preferred Securities.

     (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder, this Trust Agreement may not be amended to (i) change the amount, timing or currency of any Distribution or Liquidation Distribution on the Trust Securities or otherwise adversely affect the method of payment of any Distribution or Liquidation Distribution required to be made in respect of the Trust Securities as of a specified date; (ii) change the redemption provisions of the Trust Securities;
(iii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment contemplated in (i) or (ii) above on or after the related payment date; (iv) modify the first sentence of Section 2.06 hereof;
(v) authorize or issue any beneficial interest in the Trust other than as contemplated by this Trust Agreement as of the date hereof; (vi) change the conditions precedent for the Depositor to elect to dissolve the Trust and distribute the Distributable Debentures to Holders of Trust Preferred Securities as set forth in Section 8.02; or (vii) affect the limited liability of any Holder of Trust Preferred Securities, and, notwithstanding any other provision herein, without the unanimous consent of the Securityholders, paragraphs (b) and
(c) of this Section 10.02 may not be amended.

     (d) Notwithstanding any other provisions of this Trust Agreement, no amendment to this Trust Agreement shall be made without receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendments will not affect the Trust's status as a grantor trust for United States federal income tax purposes or its exemption from regulation as an "investment company" under the 1940 Act.

     (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

     (f) In the event that any amendment to this Trust

Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

     (g) In executing any amendment to the Trust Agreement, the Property Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement. Except as contemplated by Section 7.11, any Trustee may, but shall not be obligated to, enter into any amendment to this Trust Agreement which affects the Trustee's own rights, duties or immunities under this Trust Agreement or otherwise.

SECTION 10.03.  Severability.

     In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.04.  Governing Law.

     THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 10.05.  Successors and Assigns.

     This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Trust or successor Trustee or both, including any successor by operation of law. Except in connection with a consolidation, merger, conversion or sale involving the Depositor that is permitted under
Article 5 of the HECO Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

SECTION 10.06.  Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

SECTION 10.07.  Reports, Notices and Demands.

     (a) Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Holder of a Trust Preferred Security, to such Holder of a Trust Preferred Security as such Securityholder's name and address may appear on the Securities Register; and (ii) in the case of the Holder of a Common Security or the Depositor, to Hawaiian Electric Company, Inc., 900 Richards Street, Honolulu, Hawaii 96813, Attention: Treasurer, facsimile no.: (808) 543-7966. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     (b) Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
(i) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street 21st Floor, New York, New York 10286, Attention: Corporate Trust Trustee Administration; (ii) with respect to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711,
Attention: Corporate Trust Department; and (iii) with respect to the Administrative Trustees, to the address above for notices to the Depositor, marked "Attention: Administrative Trustees of HECO Capital Trust II c/o Treasurer." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

SECTION 10.08.  Agreement Not to Petition.

     Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been dissolved in accordance with Article 8, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Laws or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor or any of the Trustees takes action in violation of this Section 10.08, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor or any of the Trustees, as applicable, against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.08 shall survive the dissolution of this Trust Agreement.

SECTION 10.09. Trust Indenture Act; Conflict with Trust Indenture Act.

     (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

     (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 10.10. Acceptance of Terms of Trust Agreement, Guarantees and
               Indentures.

     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE TRUST GUARANTEE, THE INDENTURES AND THE SUBSIDIARY GUARANTEES, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

     IN WITNESS WHEREOF, the parties have caused this Trust Agreement to be duly executed, all as of the day and year first above written.


                              HAWAIIAN ELECTRIC COMPANY, INC., as Depositor


                              By:
                                  --------------------------------------
                                  Paul A. Oyer
                                  Financial Vice President
                                     and Treasurer

                              By:
                                  --------------------------------------
                                  Lorie Ann Nagata
                                  Assistant Treasurer

                              THE BANK OF NEW YORK, as Property Trustee

                              By:
                                  --------------------------------------
                                  Name:  Thomas C. Knight
                                  Title: Assistant Vice President

                              THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee

                              By:
                                  --------------------------------------
                                  Name:  Walter N. Gitlin
                                  Title: Authorized Signatory

                              T. MICHAEL MAY,
                              as Administrative Trustee


                              ------------------------------------------


                              PAUL A. OYER,
                              as Administrative Trustee


                              ------------------------------------------

                              Lorie Ann Nagata,
                              as Administrative Trustee


                              ------------------------------------------

                                                            EXHIBIT A

                             CERTIFICATE OF TRUST
                                      OF
                             HECO CAPITAL TRUST II


          THIS CERTIFICATE OF TRUST of HECO Capital Trust II (the "Trust"), dated as of October 7, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).
              -------          -------

          1.   Name.  The name of the business trust formed hereby is HECO
               ----
Capital Trust II.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                         THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of the Trust


                         By:
                             ---------------------------------
                              Name:  Thomas C. Knight
                              Title: Assistant Vice President

                         THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as trustee of the Trust


                         By:
                             ---------------------------------
                              Name:  Walter N. Gitlin
                              Title: Authorized Signatory

                         T. MICHAEL MAY, not in his
                         individual capacity, but solely as
                         trustee of the Trust



                         -------------------------------------
                         Signature


                         PAUL A. OYER, not in his individual capacity, but solely as trustee of the Trust



                         -------------------------------------
                         Signature


                         LORIE ANN NAGATA, not in her individual capacity, but solely as trustee of the Trust



                         -------------------------------------
                         Signature

                                                            EXHIBIT B

                               December __, 1998



The Depository Trust Company
55 Water Street, 49th Floor
New York, New York  10041-0099

Attention:  General Counsel's Office

          Re:  HECO Capital Trust II
               Trust Preferred Securities
               CUSIP Number:
               --------------------------

Ladies and Gentlemen:

          The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of ____% Cumulative Quarterly Income Trust Preferred Securities, Series 1998 (the "Trust Preferred Securities") of HECO Capital Trust II, a Delaware business trust (the "Issuer"), created pursuant to an Amended and Restated Trust Agreement dated as of December 1, 1998 among Hawaiian Electric Company, Inc., a Hawaii corporation ("HECO"), as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (the "Amended and Restated Trust Agreement"). The payment of distributions on the Trust Preferred Securities and payments due upon liquidation of the Issuer or redemption of the Trust Preferred Securities, to the extent the Issuer has funds available for the payment thereof, are guaranteed by HECO to the extent set forth in a Trust Guarantee Agreement dated as of December 1, 1998 between HECO and The Bank of New York, as trustee. The Issuer proposes to sell the Trust Preferred Securities, and HECO proposes to guarantee certain obligations of the Issuer, to certain Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated December __, 1998 by and among the Underwriters named therein, the Issuer, HECO, Maui Electric Company, Limited, a Hawaii corporation, Hawaii Electric Light Company, Inc., a Hawaii corporation, and the Underwriters wish to take delivery of the Trust Preferred Securities through DTC. The Bank of New York is acting as transfer agent and registrar with respect to the Trust Preferred Securities (the "Transfer Agent and Registrar").

          To induce DTC to accept the Trust Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Trust Preferred Securities, the Issuer and the Transfer Agent and Registrar make the following representations to DTC:

          1. Prior to the closing of the sale of the Trust Preferred Securities to the Underwriters, which is expected to occur on or about December __, 1998, there shall be deposited with DTC one global certificate for the Trust Preferred Securities (individually and collectively, the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of 2,000,000 Trust Preferred Securities and bearing the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          2. The Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Trust Preferred Securities any information contained in the Trust Preferred Securities global certificate; and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Trust Preferred Securities shall be deemed to have notice of the provisions of the Trust Preferred Securities global certificate by virtue of submission of such global certificate to DTC.

          3. The Amended and Restated Trust Agreement provides for the voting by holders of the Trust Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

          4. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Trust Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

          5. In the event of a distribution on, or an offering or issuance of rights with respect to, the Trust Preferred Securities Outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date or any date by which any action on the part of the holders of Trust Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Trust Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight
              ----
delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Trust Preferred Securities. After establishing the amount of payment to be made on the Trust Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment 5 business days prior to the payment date. The notices provided for in this paragraph shall be sent as described in paragraph 10.

          6. In the event of a redemption by the Issuer of the Trust Preferred Securities, notice to the holder of the Trust Preferred Securities specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 5. Such redemption notice shall be sent by telecopy to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

               Call Notification Department
               The Depository Trust Company
               711 Stewart Avenue
               Garden City, New York  11530-4719

          7. In the event of any invitation to tender the Trust Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 5. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

               Manager, Reorganization Department
               Reorganization Window
               The Depository Trust Company
               7 Hanover Square, 23rd Floor
               New York, New York  10004-2695

          8. All notices and payment advances sent to DTC shall contain the CUSIP number or numbers of the Trust Preferred Securities and the accompanying designation of the Trust Preferred Securities, which, as of the date of this letter, is "HECO Capital Trust II ____% Cumulative Quarterly Income Trust Preferred Securities, Series 1998".

          9. The Issuer or the Transfer Agent and Registrar shall provide automated notification of CUSIP-level detail for distribution payments to DTC no later than noon (Eastern Time) on the payment date.

          10. Distribution payments shall be received by Cede & Co. as nominee of DTC, or its registered assigns, in same-day funds or the equivalent no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between the Issuer and DTC, such funds shall be wired as follows:

               The Chase Manhattan Bank
               ABA 021000021
               For credit to A/C The Depository Trust Company
               Dividend Deposit Account 066-026776

The Issuer or the Transfer Agent and Registrar shall provide distribution payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, the Issuer agrees that it or the Transfer Agent and Registrar shall provide this information directly to DTC in advance of the distribution payment date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1886, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

               Manager:  Announcements
               Dividend Department
               The Depository Trust Company
               7 Hanover Square, 22nd Floor
               New York, NY  10004-2695

          11. DTC shall receive maturity and redemption payments and CUSIP-level detail on the payment date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between the Issuer and DTC, such payments shall be wired as follows:

               The Chase Manhattan Bank
               ABA 021000021
               For credit to A/C The Depository Trust Company
               Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to the Transfer Agent and Registrar.

          12. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers or mergers) on the first payment date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between the Transfer Agent and Registrar and DTC, such payments shall be wired as follows:

               The Chase Manhattan Bank
               ABA 021000021
               For credit to A/C The Depository Trust Company
               Reorganization Account 066-027608

          13. DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

          14. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the
             ----
Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Trust Preferred Securities Outstanding evidenced by a global certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new global certificate; or (b) may make an appropriate notation on such global certificate indicating the date and amount of such reduction.

          15. DTC may discontinue its services as a securities depository with respect to the Trust Preferred Securities at any time by giving reasonable prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Trust Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Trust Preferred Securities, make available one or more separate global certificates evidencing Trust Preferred Securities to any Participant having Trust Preferred Securities credited to its DTC account, or issue definitive Trust Preferred Securities to the beneficial owners thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the global certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          16. In the event that the Issuer determines that beneficial owners of the global certificate evidencing Trust Preferred Securities shall be able to obtain definitive Trust Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of such definitive Trust Preferred Securities certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange definitive Trust Preferred Securities in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the global certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

          17. The attached rider captioned "Representations for Pro Rata Reduction of Principal" is an integral part of this letter and is incorporated by reference, except that references to "principal" shall be references to "stated liquidation preference" and references to "interest" shall be references to "distribution."

          Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of the Issuer.

                         Very truly yours,

                         HECO CAPITAL TRUST II
                         (As Issuer)


                         By: _____________________________
                              Name:  Paul A. Oyer
                                  Administrative Trustee


                         By: _____________________________
                              Name:  Lorie Ann Nagata
                                  Administrative Trustee



                         THE BANK OF NEW YORK
                         (As Property Trustee and Transfer
                         Agent and Registrar)


                         By: _____________________________
                              Name:
                              Title:



RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY


By: _____________________________
    Authorized Officer

                                                                       EXHIBIT C

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE EXTENT PROVIDED IN THE TRUST
                         AGREEMENT (AS DEFINED BELOW)

CERTIFICATE NO.                  NO. OF TRUST COMMON SECURITIES
---------------                  ------------------------------
    TC-1                                    61,856

                CERTIFICATE EVIDENCING TRUST COMMON SECURITIES

                                      OF

                             HECO CAPITAL TRUST II

                         ____% TRUST COMMON SECURITIES
               (LIQUIDATION PREFERENCE $25 PER COMMON SECURITY)

          HECO Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Hawaiian Electric Company, Inc. (the "Holder") is the registered owner of sixty-one thousand eight hundred fifty-six (61,856) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated as the ____% Trust Common Securities (Liquidation Preference $25 per Common Security) (the "Trust Common Securities"). Except as provided in Section
5.10 of the Trust Agreement (as defined below) the Trust Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities are set forth in, and this certificate and the Trust Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 1, 1998, as the same may be amended from time to time (the "Trust Agreement"). The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Undersigned Administrative Trustees of the Trust have executed this certificate this ____ day of December, 1998.

HECO CAPITAL TRUST II


By: __________________________      By: _____________________________
    Name:  Paul A. Oyer                   Name:  Lorie Ann Nagata
    Administrative Trustee                Administrative Trustee

                                                                      EXHIBIT D

          This Trust Preferred Security is a Book-Entry Trust Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement referred to herein and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Trust Preferred Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York) to HECO Capital Trust II or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.                     NO. OF PREFERRED SECURITIES
---------------                     ---------------------------
   TP-1                                      2,000,000


  CUSIP NO.                    AGGREGATE LIQUIDATION PREFERENCE
  ---------                    --------------------------------
                                         $50,000,000

               CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                                       OF

                             HECO CAPITAL TRUST II

        ____% CUMULATIVE QUARTERLY INCOME TRUST PREFERRED SECURITIES,
                                  SERIES 1998
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)


          HECO Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of two million (2,000,000) preferred securities of the Trust representing undivided preferred beneficial interests in the assets of the Trust and designated the HECO Capital Trust II ____% Cumulative Quarterly Income Trust Preferred Securities, Series 1998 (Liquidation Preference $25 Per Preferred Security) (the "Trust Preferred Securities"). Subject to the terms of Section 5.11 of the Trust Agreement (as defined herein), the Trust Preferred Securities are freely transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.04 of the Trust Agreement. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued under and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 1, 1998, as the same may be amended from time to time (the "Trust Agreement"). The Holder is entitled to the benefits of the Trust Guarantee Agreement entered into by Hawaiian Electric Company, Inc., a Hawaii corporation ("HECO"), and The Bank of New York, as trust guarantee trustee, dated as of December 1, 1998 (the "Trust Guarantee") to the extent provided therein, together with the benefits resulting from the obligations of HECO under the Trust Agreement, its ____% Junior Subordinated Deferrable Interest Debentures, Series 1998 (the "HECO Debentures") and the Junior Indenture related thereto, and its full and unconditional guarantee, on a subordinated basis, of the obligations of Maui Electric Company, Limited and

Hawaii Electric Light Company, Inc. (the "Subsidiary Guarantees") under their respective ____% Junior Subordinated Deferrable Interest Debentures, Series 1998 (the "MECO Debentures" and the "HELCO Debentures," respectively) and the Junior Indentures related thereto. The Property Trustee will furnish a copy of the aforementioned agreements and instruments to the Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          Holders of Trust Preferred Securities shall be entitled to receive cumulative cash distributions at a rate per annum of ____% of the stated liquidation preference of $25 per Trust Preferred Security. Distributions on the Trust Preferred Securities shall, from the date of original issue, accumulate and be cumulative and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1999. Amounts available to the Trust for distribution to the Holders of the Trust Preferred Securities will be limited to payments received by the Trust on the HECO Debentures and the MECO Debentures and the HELCO Debentures (or payments by HECO pursuant to the Subsidiary Guarantees). Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of ____% per annum.

          The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, except for any period shorter than a full calendar month, in which case the amount shall be computed on the basis of the actual number of days elapsed in such period. If the Trust Preferred Securities are in book-entry only form, Distributions will be payable to the holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the Business Day prior to the relevant payment date. If the Trust Preferred Securities are not in book-entry only form, the relevant record date shall be the date which is 15 days prior to the relevant payment date, whether or not a Business Day. If Distributions are not paid when scheduled, the accumulated Distributions shall be paid to the holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the relevant record date as determined under the Trust Agreement with respect to the actual payment date for such Distributions. In the event that any date on which a Distribution is payable is not a Business Day, payment of such Distribution shall be made on the next succeeding day which is a Business Day (without any additional

Distributions or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction of Distributions or other payments in respect of such early payment), in each case with the same force and effect as if made on the date such payment was originally payable.

          The Trust Preferred Securities shall be redeemable as provided in the Trust Agreement.

          Unless otherwise expressly provided or unless the context otherwise requires, capitalized terms or phrases used herein and not otherwise defined herein shall have the meaning or meanings assigned to such terms or phrases in the Trust Agreement.

          IN WITNESS WHEREOF, the undersigned Administrative Trustees of the
Trust have executed this certificate this     day of December, 1998.


                              HECO CAPITAL TRUST II


                              By:
                                  ----------------------------
                                  Name:  Paul A. Oyer
                                  Administrative Trustee


                              By:
                                  ----------------------------
                                  Name:  Lorie Ann Nagata
                                  Administrative Trustee



                         CERTIFICATE OF AUTHENTICATION

          This Certificate is one of the issue of Trust Preferred Securities described in the Trust Agreement.

Date of Authentication:  December   , 1998.

                              THE BANK OF NEW YORK,
                              AS PROPERTY TRUSTEE

                              BY:
                                  ----------------------------
                                  Authorized Signatory

                                  ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers to:

________________________________________________________________

________________________________________________________________
(Insert assignee's social security or tax identification number)

_______________________________________________________________

_______________________________________________________________
(Insert address and zip code of assignee)

__________ Trust Preferred Securities represented by this Trust Preferred Securities Certificate and irrevocably appoints

_______________________________________________________________

_______________________________________________________________
agent to transfer said Trust Preferred Securities on the books of the Trust. The agent may substitute another to act for him or her.

Date: ____________________________________


Signature: _______________________________
(Sign exactly as your name appears in this Trust Preferred Securities
Certificate)